SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	December 5, 2005
(Date of earliest event reported)	December 5, 2005

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Voluntary Disclosure of Other Events

On December 5, 2005, Oklahoma Natural Gas Company, a division of ONEOK, Inc., announced that customers will receive a credit on their December gas bills. The company will distribute $6,937,327 to more than 800,000 customers throughout its service territory. All residential customers will receive a credit of $8.40 in December.

The credit represents Oklahoma Natural Gas Company's fulfillment of commitments it made in 2002 to modify its gas purchasing practices to reduce reliance on certain supply contracts that are used to secure supply during time of high demand and some of the fees associated with that method of acquiring gas for customers. The company also expanded its use of natural gas from storage and increased the volumes it purchases through fixed-price contracts months in advance of winter consumption. This December's credit brings to nearly $34 million the amount of savings realized by Oklahoma Natural Gas customers through a reduction in gas cost expense and other credits since 2002.

Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 Press release issued by Oklahoma Natural Gas Company, dated December 5, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	December 5, 2005	By:	/s/ Jim Kneale
Jim Kneale
Executive Vice President -- Finance and Administration and Chief Financial Officer (Principal Financial Officer)

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